Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Silk Road Medical, Inc. (the “Company”) on Form 10-Q for the period ended June 30,  2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Charles S. McKhann, as Chief Executive Officer of the Company, and Lucas W. Buchanan, as Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to the best of our knowledge:

1.    The Report, fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended; and

2.    The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles S. McKhann
Charles S. McKhann
Chief Executive Officer
(Principal Executive Officer)

Date: August 7, 2024

/s/ Lucas W. Buchanan
Lucas W. Buchanan
Chief Operating Officer and Chief Financial Officer
(Principal Financial Officer)

Date: August 7, 2024

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Silk Road Medical, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.